NUMBER
U0001

CROSSFIRE CAPITAL CORPORATION

UNITS

UNIT CERTIFICATE

EACH UNIT CONSISTING OF ONE SHARE
OF COMMON STOCK, $.0001 PAR VALUE PER SHARE, AND
TWO REDEEMABLE WARRANTS

INCORPORATED UNDER THE LAWS OF
THE STATE OF DELAWARE

CUSIP 22763S 20 8

SEE REVERSE FOR
CERTAIN DEFINITIONS

THIS CERTIFIES THAT

or registered assigns (the "Registered Holder") is the owner of the number of Units specified above, each of which consists of one (1) share of common stock, par value $.0001 per share (the"Common Stock") of Crossfire Capital Corporation (the "Company"), and two (2) redeemable warrants ("Warrants"). Each Warrant entitles the holder thereof to purchase one (1) share of Common Stock for $5.00 per share. Each Warrant will become exerciseable on later of (i) the Company's completion of a merger, capital stock exchange, asset acquisition or other similar business combination and (ii) _________, 2007, and will expire unless exercised before 5:00 p.m., New York City Time, on ________, 2011, or earlier upon redemption. The Common Stock and Warrants comprising the Units represented by this certificate are not transferable separately prior to ________, 2006, subject to earlier separation in the discretion of Ferris, Baker Watts, Inc. The Warrants comprising part of the Units are issued under and pursuant to a certain Warrant Agreement dated as of __________ (the "Warrant Agreement"), between the Company and American Stock Transfer & Trust Company, as Warrant Agent (the "Warrant Agent"), and are subject to the terms and provisions contained therein, to all of which terms and provisions the holder of this Unit Certificate consents by acceptance hereof. The Warrant Agreement provides for adjustment to the exercise price of the Warrants evidenced hereby and in the number of shares of Common Stock to be delivered upon the exercise of Warrants in certain events therein set forth.

Copies of the Warrant Agreement are available for inspection at the stock transfer office of the Warrant Agent and Registrar or may be obtained upon written request addressed to Crossfire Capital Corporation, 950 Third Avenue, Suite 2500, New York, New York 10022, Attention: President.

This Unit Certificate is not valid unless countersigned by the Transfer Agent, Registrar and Warrant Agent of the Company.

IN WITNESS WHEREOF, Crossfire Capital Corporation has caused this Unit Certificate to be duly executed manually or in facsimile by its duly authorized officers.

DATED:

AMERICAN STOCK TRANSFER & TRUST COMPANY
(New York, New York)

Transfer Agent
and Registrar

By

Authorized Signature

Crossfire Capital Corporation
CORPORATE
SEAL
2006
DELAWARE

CROSSFIRE CAPITAL CORPORATION

By:

SECRETARY

Attest:

PRESIDENT

CROSSFIRE CAPITAL CORPORATION

The Company will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM – as tenants in common

TEN ENT – as tenants by the entireties

JT TEN – as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT– ______________________ Custodian ______________________
(Cust) (Minor)
under Uniform Gifts to Minors
Act ______________________
(State)

UNIF TRF MIN ACT– ______________________ Custodian (until age ________)
(Cust)
______________________ under Uniform Transfers
(Minor)
to Minors Act ______________________
(State)

Additional abbreviations may also be used though not in the above list.

FORM OF ASSIGNMENT
(TO BE SIGNED ONLY UPON ASSIGNMENT)

FOR VALUE RECEIVED, ______________________ hereby sell(s), assign(s), and transfer(s) unto

(PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE)

____

____

(PLEASE PRINT NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

______________________ Shares

of the Units represented by the within Certificate, and do(es) hereby irrevocably constitute and appoint ______________________

______________________ Attorney

to transfer the said Units on the books of the within named Company with full power of substitution in the premises.

Dated:

Signatures Guaranteed:

____

(Signature must conform in al respects to the name of Registered Holder as specified on the face of this Warrant Certificate in every particular, without alteration or any change whatsoever, and the signature must be guaranteed in the usual manner.)

____

The signatures should be guaranteed by an eligible institution (banks, stockbrokers, savings and loan association and credit unions with membership in an approved signature medallion program), pursuant to S.E.C. Rule 17Ad-15.